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                                                                     EXHIBIT 4.2


                                comstar.net, inc.
                                   SERIES 1999
                                CONVERTIBLE NOTE



No.
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$
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         FOR VALUE RECEIVED, comstar.net, inc., a Georgia corporation (the
"Maker"), hereby promises to pay to _______________________________________,
(hereinafter referred to as the "Holder"), or registered assigns, subject to conversion as described below, the principal sum of ____________________________ Dollars ($___________), with interest at a simple rate of eight percent (8%) per annum, subject to adjustment as provided in paragraph 1(b) below (the "Effective Rate").

         1. The Note.

            (a) Accrued interest and principal on this Note shall be due and payable on April 30, 2000 (the "Maturity Date") or upon the occurrence of an Event of Default (as defined below) at the principal office of the Holder located at ____________________________________, or at such other office as the
Holder may from time to time designate in writing to the Maker. The Maker shall have the right to prepay all of this Note on a date not earlier than twenty (20) days nor later than thirty (30) days after giving notice to the Holder as provided in Section 4(b) below.

            (b) All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the amount paid or agreed to be paid to the Holder for the use of the money advanced or to be advanced hereunder exceed the maximum rate permitted by law (the "Maximum Rate"). If, for any circumstances whatsoever, the fulfillment of any provision of this Note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the debt evidenced hereby shall involve the payment of interest in excess of the Maximum Rate, then, ipso facto, the obligation to pay interest hereunder shall be reduced to the Maximum Rate; and if for any circumstance whatsoever, the Holder shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Rate, such amount as would be excessive interest shall be applied to the reduction of the principal balance remaining unpaid hereunder and not to the payment of interest. This provision shall control every other provision in any and all other


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agreements and instruments existing or hereafter arising between the Maker and the Holder with respect to the debt evidenced hereby.

         2. Payment of Interest. Unless otherwise notified by the Holder, the Maker shall pay all accrued interest in cash. If the Maker elects to convert the debt evidenced by this Note into shares of the Maker's common stock, without par value ("Common Stock"), as provided below, accrued interest may, at the option of the Holder, be payable in the form of additional shares of Common Stock which shall be issued based on the Conversion Price (as defined below).

         3. Conversion.

            (a) Conversion Into Common Stock. This Note may be converted, at any time before payment in full of all outstanding principal and accrued and unpaid interest, into shares of Common Stock (sometimes referred to herein as the Conversion Shares) at the Conversion Price as follows:

                (i) at the election of the Holder at any time on or before the Maturity Date, provided that if the Maker has given notice of prepayment pursuant to Section 1(a) above, the Holder may convert this Note as aforesaid only if the Holder does so before the twentieth (20th) day after the Maker gives notice of prepayment pursuant Section 1(a) above; and

                (ii) at the election of the Holder or the Maker on the closing of a Qualified Transaction (as defined below). For purposes of this Note, a "Qualified Transaction" shall mean the sale by the Maker of its Common Stock, or securities convertible into Common Stock, for cash in a capital raising transaction closed at any time prior to the Maturity Date in which the gross proceeds equal at least $5,000,000.

            (b) Conversion Price. The Conversion Price shall be Three Dollars and Twenty-Eight Cents ($3.28) per share, subject to adjustment as provided below.

            (c) Adjustment of Conversion Price. If the Maker shall effect any one or more of the following (each, a "Adjustment Event"): (i) payments of a dividend in shares of Common Stock, (ii) subdividing of its outstanding shares of Common Stock, (iii) combination of its outstanding shares of Common Stock into a smaller number of shares, or (iv) reorganization, merger or consolidation with another corporation or entity, upon the conversion of this Note, the Holder will receive, upon conversion of this Note as provided in Section 3(a) hereof, the number of shares of Common Stock (or the number and kind of applicable securities or property) as the Holder would have been entitled to receive upon such Adjustment Event, if he, she or it had been a holder of the number of shares of Common Stock of the Maker deliverable upon the conversion of this Note immediately prior to the time of such

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Adjustment Event, or the record date therefor, as applicable. In addition, if the Maker shall issue shares of Common Stock, or options, warrants or other rights convertible into Common Stock, for a per share price, exercise price or consideration of or valued at less than the Conversion Price then in effect, then unless such issuance is, or is made in connection with, an "Exempted Event," as defined below, the Conversion Price shall be reduced to a price equal to the lower per share price, exercise price or consideration. For the purposes of this Note, the following shall be deemed to be Exempted Events if approved by a majority of the Maker's Board of Directors (or with respect to (C) below, a majority of the members of the Compensation Committee of the Board of Directors), including a majority of the directors of the Maker who are not employees of the Maker:

               (A) the acquisition of another corporation or entity by the Maker by merger, purchase of substantially all the assets or other reorganization as a result of which the Maker or its shareholders prior to the transaction own more than 50% of the voting power of the resulting corporation or other entity;

               (B) equipment leases or borrowings, direct or indirect, from financial or other institutions regularly engaged in such business;

               (C) the issuance of shares of Common Stock, and options, warrants or rights convertible into Common Stock, to employees, consultants or directors of the Maker pursuant to any incentive agreement or arrangement;

               (D) a transaction in which the Maker licenses any intellectual property to be used in the business of the Maker; or

               (E) a strategic joint venture or alliance between the Maker and another party to which the securities are issued, or an affiliate thereof.

            (d) Mechanics of Conversion. Upon conversion, the Holder shall surrender this Note, duly endorsed, at the Maker's principal corporate office, and shall state therein the name or names in which the certificate or certificates for Conversion Shares are to be issued. The Maker shall, as soon as practicable thereafter, issue and deliver to the Holder a certificate or certificates for the number of Conversion Shares to which the Holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date such Notes are delivered, and the person or persons entitled to receive the Conversion Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Conversion Shares as of such date. No fractional Conversion Shares shall be issued upon conversion of the debt evidenced hereby. Instead of any fractional Conversion Shares that would otherwise be issuable upon conversion of this debt, the Maker shall pay a cash adjustment in respect of such fractional interest equal to the value of such fractional interest.



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            (e) No Impairment. The Maker will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Maker but will at all times in good faith assist in the carrying out of all the provisions of this
Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holders of the Notes against impairment.

            (f) Taxes on Conversion. The issuance of share certificates on conversion of this Note shall be made without charge to the converting Holder for any tax in respect of the issue thereof. The Maker shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the Holder, and the Maker shall not be required to issue or deliver any certificate in respect of Conversion Shares unless and until the person or persons requesting the issuance thereof shall have paid to the Maker the amount of such tax or shall have established to the satisfaction of the Maker that such tax has been paid.

            (g) Reservation of Conversion Shares. The Maker agrees that the Maker will at all times have authorized and reserved, and will keep available, solely for issuance or delivery upon the conversion of this Note, the shares of Common Stock and other securities and properties as from time to time shall be receivable upon the conversion of this Note.

            (h) No Rights as Shareholders. Prior to the conversion of this Note, the Holder of this Note shall not be entitled to any rights of a shareholder of the Maker, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Maker, except as provided herein or as otherwise agreed.

         4. Merger, Consolidation, Sale of Assets or Default.

            (a) Acceleration on Merger, Consolidation, Sale of Assets or Default in Payment; Event of Default. In the event of (i) any merger or consolidation of the Maker with or into any other corporation or other entity or person, or any other corporate reorganization in which the Maker shall not be the continuing or surviving entity, in either case as a result of which the Maker or its shareholders before the transaction own less than 50% of the voting power of the resulting corporation or other entity, or any transaction or series of related transactions by the Maker in which in excess of 50% of the Maker's voting power is issued for the purpose of combining with or acquisition by one or more corporations or other entities or persons; (ii) a sale, conveyance or disposition of all or substantially all of the assets of the Maker; (iii) default by the Maker in the payment of the principal of or interest on the indebtedness


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evidenced by this Note in accordance with the terms hereof, provided, that such default in payment is not fully cured and/or corrected within five business days of written notice thereof to Maker; or (iv) payment by the Maker of cash dividends on its capital stock (the events described in clauses (i), (ii), (iii) and (iv) being collectively referred to herein as an "Event of Default"), then at the election of the Holder, the Holder may, by written notice to the Maker, cause the principal and accrued interest on this Note to become immediately due and payable at the closing of any such transaction or as of the date of any such default in clause (iii) or (iv), whereupon the principal and accrued interest under this Note shall be converted into (a) the kind and amount of shares of stock and other securities and property receivable upon such merger, consolidation, reorganization, or disposition of assets as the Holder would have been entitled to receive upon such event (in the case of subsections (i) and (ii) above) if such Holder had been a holder of the number of shares of Common Stock of the Maker deliverable upon the conversion of this Note immediately prior to such event or the record date therefor, as applicable, or (b) Common Stock based on the Conversion Price (in the case of subsections (iii) and (iv) above).

            (b) Notices. The Maker shall give the Holder written notice, to the address specified in Section 1(a) above, of such impending transaction (in the case of subsections (i) and (ii) above) not later than twenty (20) days prior to the shareholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 4 and the Maker shall thereafter give the Holder prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Maker has given the first notice provided for herein or sooner than ten (10) days after the Maker has given the notice provided for herein of any material changes, provided, however, that such periods may be shortened upon the written consent of the Holders.

         5. Warrants. The Holder and Maker have executed and delivered to each other a Stock Purchase Warrant dated the date of this Note.

         6. Transfer. Upon surrender of this Note for transfer, a new Note or new Notes of the same tenor, in an aggregate principal amount equal to the unpaid principal amount of the Note so surrendered, will be issued to and registered in the name of the transferee or transferees. The Maker may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payments and for all other purposes.

         7. Note Register. This Note is transferable only upon the books of the Maker that the Maker shall cause to be maintained for such purpose. Subject to
Section 1 above, the Maker may treat the registered holder of this Note, as the Holder appears on the Maker's books at any time, as the Holder for all purposes.

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         8. Loss, Etc. of Note. Upon receipt of evidence satisfactory to the
Maker of the loss, theft, destruction or mutilation of this Note, and of indemnity reasonably satisfactory to the Maker if lost, stolen or destroyed, and upon surrender and cancellation of this Note if mutilated, and upon reimbursement of the Maker's reasonable incidental expenses, the Maker shall execute and deliver to the Holder a new Note of like date, tenor and denomination.

         9. Amendment, Waiver Etc., By Holders. This Note may be one of several Series 1999 Notes issued by the Maker. The terms of this Note may be amended or waived only upon the written consent of the Maker and the Holder. No failure to accelerate the debt evidenced hereby by reason of default hereunder or other indulgences granted from time to time shall be construed as a novation of this Note or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable laws. No extension of the time for payment of the debt evidenced hereby, made by agreement with any person now or hereafter liable for payment of the debt evidenced hereby, shall operate to release, discharge, modify, change or affect the original liability of Maker hereunder or that of any other person now or hereafter liable for payment of the debt evidenced hereby, either in whole or in part, unless the Holder agrees otherwise in writing.

         This Note shall be governed by and construed in accordance with the laws of the State of Georgia.

         The Maker hereby waives presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note. If an action is brought for collection under this Note, the Holder shall be entitled to receive all costs of collection, including, but not limited to, its reasonable attorneys' fees actually incurred.

         WITNESS the following signature and seal:


                                comstar.net, inc.
                                a Georgia corporation


                                By:
                                   --------------------------------------------
                                   J. Cary Howell, Chief Executive Officer

[Corporate Seal]


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